The Ensign Group Reports Third Quarter 2025 Results;
Raises Annual Earnings and Revenue Guidance

Conference Call and Webcast scheduled for tomorrow, November 4, 2025 at 10:00 am PT

SAN JUAN CAPISTRANO, California – November 3, 2025 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the third quarter of 2025, reporting GAAP diluted earnings per share of $1.42 and adjusted earnings per share(1) of $1.64, both for the quarter ended September 30, 2025.

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $1.42, an increase of 6.0% over the prior year quarter, and adjusted diluted earnings per share(1) for the quarter was $1.64, an increase of 18.0% over the prior year quarter.

▪GAAP net income was $83.8 million for the quarter, an increase of 6.9% over the prior year quarter, and adjusted net income(1) was $96.5 million for the quarter, an increase of 18.9% over the prior year quarter.

▪Same Facilities and Transitioning Facilities occupancy for the quarter were 83.0% and 84.4%, an increase of 2.1% and 3.6%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities skilled services revenue for the quarter increased by 6.6% and 10.3%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning skilled days for the quarter increased by 5.1% and 10.9%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities Medicare revenue for the quarter improved by 10.0% and 8.8%, respectively, from prior year quarter.

▪Same Facilities and Transitioning Facilities managed care revenue for the quarter improved by 7.1% and 24.3%, respectively, from prior year quarter.

▪Total skilled services(2) revenue was $1.24 billion for the quarter, an increase of 19.9% over the prior year quarter.

▪Consolidated GAAP and adjusted revenue for the quarter were $1.30 billion, an increase of 19.8% over the prior year quarter.

▪Standard Bearer(2) revenue was $32.6 million for the quarter, an increase of 33.5% over the prior year quarter and FFO was $19.3 million for the quarter, an increase of 31.0% over the prior year quarter.

(1)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 8 on Form 10-Q.

Operating Results

“We are pleased to report another record quarter. The primary driver of these results is the extraordinary healthcare outcomes achieved by our dedicated and talented clinical teams. Simply put, our consistent financial results would not be possible without a relentless patient-focused culture that strives to deliver the highest quality clinical outcomes,” said Barry Port, Ensign’s Chief Executive Officer.

“These efforts are bearing fruit and are showing through in several ways. On the occupancy front, our same store and transitioning occupancy increased to 83.0% and 84.4% during the quarter, which are both all-time highs. The primary reason for this growth in occupancy is due to the fact that our teams are capturing more market share by earning the trust of the communities they serve through clinical performance. As each operation earns and solidifies their reputation as the facility of choice in their respective markets, they are not only seeing more patients, but they are also being entrusted to care for more and more medically complex patients, which includes a larger share of Medicare, managed care and other skilled patients. In addition, we believe we are just now starting to see increased demand for our services due to the strong demographic trends, which are an additional tail wind for us,” Port added.

Speaking to the Company’s organic growth potential, Port added, “Our improvements in occupancy and skilled mix in our same store operations and the even larger improvements in our transitioning operations, highlight the enormous upside inherent in our portfolio. At the same time, we continue to acquire new operations with huge long-term upside. Since 2024, we’ve added 73 new operations across several markets, many of which are already performing at or above our expectations. We are excited about the trajectory we are on for the year and look forward to capturing the enormous potential inherent in our portfolio.

“After another stronger than expected quarter, we are raising our annual 2025 earnings guidance to between $6.48 to $6.54 per diluted share, up from $6.34 to $6.46 per diluted share. The new midpoint of this increased 2025 earnings guidance represents an increase of 18.4% over our 2024 results and is 36.5% higher than our 2023 results. We are also increasing our annual revenue guidance to $5.05 billion to $5.07 billion, up from $4.99 billion to $5.02 billion, to account for our current quarter growth and acquisitions we have closed and anticipate closing through the remainder of the year. We are very proud of the results our local operators have achieved so far in 2025 and are confident that our partners will continue to manage and innovate while balancing the addition of newly acquired operations. We are excited about the trajectory we are on for the year and look forward to continuing our consistent march towards great clinical and financial results," Mr. Port said.

Speaking to the Company’s acquisition growth, Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “During the quarter and since we accelerated our growth by adding 22 new operations, including 10 real estate assets, bringing the number of operations acquired during 2025 to 45. We are expecting more new additions during the fourth quarter and have some acquisitions lining up for the first quarter of 2026. As we evaluate the many opportunities on the horizon, we remain committed to staying true to the proven deal criteria that has allowed us to grow in a healthy and sustainable way. Our focus is to carefully choose the acquisitions that will be accretive over the long term.”

Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $443.7 million of cash on hand and $592.6 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s annual guidance is based on diluted weighted average common shares outstanding of approximately 59.0 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized insurance costs, acquisitions expected to close through the end of the year and management’s current expectations regarding reimbursement rates. It also excludes certain charges that arise outside the normal course of business, acquisition related costs and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “We accelerated our growth by adding 22 new operations, including 10 real estate assets, during the quarter and since. These include two larger deals: an 11-building portfolio in California and a 7-building portfolio in Utah. It also includes some single facility opportunities in four other states. Overall, our growth this quarter continues to demonstrate our ability to take on multi-facility portfolios as well as our traditional singles and doubles, which when taken collectively are equivalent to a large “transformative” acquisition. We continue to prioritize markets that we know best while meticulously expanding into new markets. We want to point out that the distribution of our growth over the last several quarters spans across many states and markets, leaving us with significant bandwidth to grow in almost all of our markets, including our newest states," Keetch said.

The recent acquisitions include the following leased operations:
•Courtyard Health Care Center, a 112-bed skilled nursing facility located in Davis, California;
•Pacific Gardens Nursing and Rehabilitation Center, a 171-bed skilled nursing facility located in Fresno, California;
•Vintage Faire Residential, a 31-unit senior living facility located in Modesto, California;
•Vintage Faire Nursing & Rehabilitation Center, a 99-bed skilled nursing facility located in Modesto, California;
•Arbor Place, a 48-unit senior living facility located in Lodi, California;
•Arbor Rehabilitation & Nursing Center, a 149-bed skilled nursing facility located in Lodi, California;
•Turlock Residential, a 30-unit senior living facility located in Turlock, California;
•Turlock Nursing and Rehabilitation Center, a 144-bed skilled nursing facility located in Turlock, California;
•Shoreline Care Center, a 193-bed skilled nursing facility located in Oxnard, California;
•Buena Vista Care Center, a 150-bed skilled nursing facility in Santa Barbara, California;
•Huntington Park Nursing Center, a 99-bed skilled nursing facility in Huntington Park, California; and
•The Health Center of Eastview, a 90-bed skilled nursing facility located in Birmingham, Alabama.

Standard Bearer also announced the following real estate acquisitions, which are operated by an Ensign-affiliate:
•Timber Springs Transitional Care, a 120-bed skilled nursing facility located in Boise, Idaho;
•Crystal Heights Care Center, a 72-bed skilled nursing facility located in Oskaloosa, Iowa;
•Pine Crest Health and Memory Care, a 120-bed skilled nursing facility located in Merrill, Wisconsin
•Stonehenge of American Fork, a 90-bed skilled nursing facility located in American Fork, Utah;
•Stonehenge of Cedar City, a 50-bed skilled nursing facility located in Cedar City, Utah;
•Stonehenge of Ogden, a 52-bed skilled nursing facility located in Washington Terrace, Utah;
•Stonehenge of Orem, a 34-bed skilled nursing facility located in Orem, Utah;
•Stonehenge of Richfield, a 30-bed skilled nursing facility located in Richfield, Utah;
•Stonehenge of South Jordan, a 32-bed skilled nursing facility located in South Jordan, Utah; and
•Stonehenge of Springville, a 50-bed skilled nursing facility located in Springville, Utah;

In addition, the Company also acquired one real estate asset that is operated by a third-party under a triple net lease:

•Duncanville Healthcare and Rehabilitation Center, a 107-bed skilled nursing facility located in Duncanville, Texas.

Ensign's growing portfolio consists of 369 healthcare operations, 31 of which also include senior living operations, across 17 states. Ensign now owns 155 real estate assets, 119 which are operated by an Ensign affiliate. Mr. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring the real estate, and that the Company is actively looking for performing and underperforming operations in several states.

The Company continues to provide additional disclosure on Standard Bearer which is comprised of 149 owned properties. Of these assets, 115 are leased to an Ensign-affiliated operator and 35 are leased to third-party operators. Mr. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $32.6 million for the quarter, of which $27.6 million was derived from Ensign affiliated operations. For the quarter, Ensign reported $19.3 million in FFO.

The Company also paid a quarterly cash dividend of $0.0625 per share of Ensign common stock. Ms. Snapper noted that as the Company’s liquidity remains strong, it plans to continue its long history of paying dividends into the future.

Conference Call

A live webcast will be held Wednesday, November 4, 2025, at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s third quarter of 2025 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Sunday, November 30, 2025.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 369 healthcare facilities in Alabama, Alaska, Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, Oregon, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services also across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensignservices.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands, except per share data)
REVENUE
Service revenue	$1,289,779	$1,076,092	$3,678,233	$3,111,151
Rental revenue	6,626	5,684	18,982	17,082
TOTAL REVENUE	$1,296,405	$1,081,776	$3,697,215	$3,128,233
Expense:
Cost of services	1,044,659	859,992	2,944,288	2,479,615
Rent—cost of services	61,528	54,792	175,799	159,940
General and administrative expense	67,367	56,180	199,029	169,532
Depreciation and amortization	26,633	21,474	76,606	61,619
TOTAL EXPENSES	$1,200,187	$992,438	$3,395,722	$2,870,706
Income from operations	96,218	89,338	301,493	257,527
Other income (expense):
Interest expense	(1,971)	(2,024)	(6,033)	(6,028)
Interest income	6,168	7,607	18,291	21,151
Other income	6,185	3,753	11,787	7,686
OTHER INCOME, NET	$10,382	$9,336	$24,045	$22,809
Income before provision for income taxes	106,600	98,674	325,538	280,336
Provision for income taxes	22,689	20,107	76,808	61,628
NET INCOME	$83,911	$78,567	$248,730	$218,708
Less: net income attributable to noncontrolling interests	67	123	213	422
NET INCOME ATTRIBUTABLE TO THE ENSIGN GROUP, INC.	$83,844	$78,444	$248,517	$218,286

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.46	$1.38	$4.34	$3.86
Diluted	$1.42	$1.34	$4.23	$3.76
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	57,382	56,776	57,214	56,553
Diluted	58,956	58,444	58,713	58,125

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$443,668	$464,598
Accounts receivable—less allowance for doubtful accounts of $7,948 and $8,435 at September 30, 2025 and December 31, 2024, respectively	612,744	569,897
Investments—current	62,641	62,255
Prepaid expenses and other current assets	87,525	60,882
Total current assets	$1,206,578	$1,157,632
Property and equipment, net	1,598,401	1,291,354
Right-of-use assets	2,047,979	1,861,071
Insurance subsidiary deposits and investments	169,142	141,246
Deferred tax assets	56,125	66,281
Restricted and other assets	43,789	46,499
Intangible assets, net	6,442	7,292
Goodwill	97,981	97,981
TOTAL ASSETS	$5,226,437	$4,669,356
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$105,796	$98,947
Accrued wages and related liabilities	370,530	347,532
Lease liabilities—current	110,817	93,475
Accrued self-insurance liabilities—current	73,854	67,331
Other accrued liabilities	160,042	132,057
Current maturities of long-term debt	4,191	4,086
Total current liabilities	$825,230	$743,428
Long-term debt—less current maturities	138,557	141,585
Long-term lease liabilities—less current portion	1,902,946	1,735,325
Accrued self-insurance liabilities—less current portion	160,646	144,421
Other long-term liabilities	76,156	64,169
Total equity	2,122,902	1,840,428
TOTAL LIABILITIES AND EQUITY	$5,226,437	$4,669,356

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2025	2024

NET CASH PROVIDED BY/(USED IN):
Operating activities	$380,950	$246,730
Investing activities	(389,237)	(223,465)
Financing activities	(12,643)	(825)
Net (decrease)/increase in cash and cash equivalents	$(20,930)	$22,440
Cash and cash equivalents beginning of period	464,598	509,626
Cash and cash equivalents at end of period	$443,668	$532,066

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles GAAP net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to The Ensign Group, Inc.	$83,844	$78,444	$248,517	$218,286
Non-GAAP adjustments
Stock-based compensation expense(1)	12,989	9,183	35,375	26,406
Litigation(2)	12,000	(555)	12,000	(1,425)
Cost of services - (gain)/loss on business interruption recoveries and long-lived assets, net	(1,660)	486	(2,660)	2,335
Cost of services - acquisition related costs(3)	528	239	1,663	518
General and administrative - costs incurred related to system implementations	701	89	1,472	2,522
Depreciation and amortization - patient base(4)	—	236	1,020	449
Other income - gain on other investments (5)	(2,437)	—	(2,437)	—
Provision for income taxes on Non-GAAP adjustments(6)	(9,491)	(6,981)	(16,184)	(16,157)
Non-GAAP Net Income	$96,474	$81,141	$278,766	$232,934

Average number of diluted shares outstanding	58,956	58,444	58,713	58,125

Diluted Earnings Per Share	$1.42	$1.34	$4.23	$3.76

Adjusted Diluted Earnings Per Share	$1.64	$1.39	$4.75	$4.01

Footnotes:
(1) Represents stock-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of services	$8,687	$6,007	$23,720	$17,326
General and administrative	4,302	3,176	11,655	9,080
Total Non-GAAP adjustment	$12,989	$9,183	$35,375	$26,406

(2) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of services	$12,000	$—	$12,000	$(1,634)
General and administrative	—	(555)	—	209
Total Non-GAAP adjustment	$12,000	$(555)	$12,000	$(1,425)

(3) Represents costs incurred to acquire operations that are not capitalizable.
(4) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(5) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.
(6) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Consolidated Statements of Income Data:
Net income	$83,911	$78,567	$248,730	$218,708
Less: Net income attributable to noncontrolling interests	67	123	213	422
Interest income	6,168	7,607	18,291	21,151
Add: Provision for income taxes	22,689	20,107	76,808	61,628
Depreciation and amortization	26,633	21,474	76,606	61,619
Interest expense	1,971	2,024	6,033	6,028
EBITDA	$128,969	$114,442	$389,673	$326,410
Adjustments to EBITDA:
Stock-based compensation expense	12,989	9,183	35,375	26,406
Litigation(1)	12,000	(555)	12,000	(1,425)
(Gain)/loss on business interruption recoveries and long-lived assets, net	(1,660)	486	(2,660)	2,335
Gain on other investments(2)	(2,437)	—	(2,437)	—
Acquisition related costs(3)	528	239	1,663	518
Costs incurred related to system implementations	701	89	1,472	2,522
ADJUSTED EBITDA	$151,090	$123,884	$435,086	$356,766
Rent—cost of services	61,528	54,792	175,799	159,940
ADJUSTED EBITDAR	$212,618		$610,885

(1) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(2) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.
(3) Represents costs incurred to acquire operations that are not capitalizable.

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Consolidated statements of income data:	(In thousands)
Income before provision for income taxes	$106,600	$98,674	$325,538	$280,336
Stock-based compensation expense	12,989	9,183	35,375	26,406
Litigation(1)	12,000	(555)	12,000	(1,425)
(Gain)/loss on business interruption recoveries and long-lived assets, net	(1,660)	486	(2,660)	2,335
Gain on other investments(2)	(2,437)	—	(2,437)	—
Acquisition related costs(3)	528	239	1,663	518
Costs incurred related to system implementations	701	89	1,472	2,522
Depreciation and amortization - patient base(4)	—	236	1,020	449
ADJUSTED EBT	$128,721	$108,352	$371,971	$311,141
(1) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(2) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.
(3) Represents costs incurred to acquire operations that are not capitalizable.
(4) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended September 30,
	2025	2024	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,239,096	$1,033,113	$205,983	19.9%
Number of facilities at period end	314	282	32	11.3%
Number of campuses at period end(1)	31	29	2	6.9%
Actual patient days	2,772,062	2,407,709	364,353	15.1%
Occupancy percentage — Operational beds	82.3%	80.9%	1.4%	1.7%
Skilled mix by nursing days	30.3%	29.7%	0.6%	2.0%
Skilled mix by nursing revenue	48.9%	48.5%	0.4%	0.8%

	Three Months Ended September 30,
	2025	2024	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$859,561	$806,699	$52,862	6.6%
Number of facilities at period end	210	210	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	1,915,145	1,864,637	50,508	2.7%
Occupancy percentage — Operational beds	83.0%	81.3%	1.7%	2.1%
Skilled mix by nursing days	31.7%	31.0%	0.7%	2.3%
Skilled mix by nursing revenue	50.5%	49.5%	1.0%	2.0%

	Three Months Ended September 30,
	2025	2024	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$192,299	$174,328	$17,971	10.3%
Number of facilities at period end	48	48	—	—%
Number of campuses at period end(1)	2	2	—	—%
Actual patient days	430,441	415,753	14,688	3.5%
Occupancy percentage — Operational beds	84.4%	81.5%	2.9%	3.6%
Skilled mix by nursing days	29.4%	27.5%	1.9%	6.9%
Skilled mix by nursing revenue	50.9%	48.9%	2.0%	4.1%

	Three Months Ended September 30,
	2025	2024	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$187,236	$52,086	$135,150	NM
Number of facilities at period end	56	24	32	NM
Number of campuses at period end(1)	4	2	2	NM
Actual patient days	426,476	127,319	299,157	NM
Occupancy percentage — Operational beds	77.5%	73.9%	NM	NM
Skilled mix by nursing days	24.4%	18.5%	NM	NM
Skilled mix by nursing revenue	39.3%	29.6%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2022.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2022 to December 31, 2023.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2024.

	Nine Months Ended September 30,
	2025	2024	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$3,536,226	$2,994,000	$542,226	18.1%
Number of facilities at period end	314	282	32	11.3%
Number of campuses at period end(1)	31	29	2	6.9%
Actual patient days	7,925,688	6,962,308	963,380	13.8%
Occupancy percentage — Operational beds	81.8%	80.4%	1.4%	1.7%
Skilled mix by nursing days	30.8%	30.2%	0.6%	2.0%
Skilled mix by nursing revenue	49.4%	48.8%	0.6%	1.2%

	Nine Months Ended September 30,
	2025	2024	Change	% Change

SAME FACILITY RESULTS:(2)(5)	(Dollars in thousands)
Skilled services revenue	$2,539,758	$2,391,099	$148,659	6.2%
Number of facilities at period end	210	210	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	5,641,877	5,516,552	125,325	2.3%
Occupancy percentage — Operational beds	82.6%	80.7%	1.9%	2.4%
Skilled mix by nursing days	32.4%	31.2%	1.2%	3.8%
Skilled mix by nursing revenue	51.3%	49.5%	1.8%	3.6%

	Nine Months Ended September 30,
	2025	2024	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$565,354	$512,950	$52,404	10.2%
Number of facilities at period end	48	48	—	—%
Number of campuses at period end(1)	2	2	—	—%
Actual patient days	1,270,693	1,221,348	49,345	4.0%
Occupancy percentage — Operational beds	84.0%	80.4%	3.6%	4.5%
Skilled mix by nursing days	29.7%	27.8%	1.9%	6.8%
Skilled mix by nursing revenue	50.9%	48.9%	2.0%	4.1%

	Nine Months Ended September 30,
	2025	2024	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$431,114	$89,377	$341,737	NM
Number of facilities at period end	56	24	32	NM
Number of campuses at period end(1)	4	2	2	NM
Actual patient days	1,013,118	222,326	790,792	NM
Occupancy percentage — Operational beds	75.7%	73.3%	NM	NM
Skilled mix by nursing days	23.0%	18.2%	NM	NM
Skilled mix by nursing revenue	36.5%	29.7%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2022.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2022 to December 31, 2023.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2024.
(5)Skilled services revenue and key performance metrics for a closed facility was not material and has been excluded from Same Facilities results during the nine months ended September 30, 2024. The facility was closed in 2024 as the program was transitioned from an intermediate care facility to a group home setting.

THE ENSIGN GROUP, INC.
UNAUDITED SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following tables reflect the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$792.47	$750.49	$871.52	$820.18	$748.57	$632.03	$800.89	$761.27
Managed care	579.20	553.97	620.45	573.69	587.23	465.08	585.56	553.85
Other skilled	652.65	631.74	603.05	577.97	688.31	639.20	650.94	625.47
Total skilled revenue	667.71	636.96	733.15	697.05	676.61	561.74	678.71	644.15
Medicaid	304.16	294.55	292.47	274.77	335.07	304.13	307.19	291.49
Private and other payors	300.91	278.56	313.92	282.53	350.48	300.05	312.58	280.84
Total skilled nursing revenue	$419.19	$398.99	$424.07	$391.60	$420.56	$351.14	$420.16	$395.24

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

SKILLED NURSING AVERAGE DAILY REVENUE RATES(1)
Medicare	$786.85	$747.58	$856.42	$817.25	$703.85	$626.48	$791.47	$759.90
Managed care	575.83	550.62	604.73	562.97	542.99	464.39	576.91	550.73
Other skilled	652.78	622.67	601.73	539.78	699.83	676.49	650.77	613.37
Total skilled revenue	664.57	634.06	722.63	687.76	638.95	565.98	671.14	641.47
Medicaid	304.21	295.85	291.76	276.00	329.49	300.15	305.55	292.35
Private and other payors	295.80	279.88	313.36	287.13	344.46	285.54	306.74	281.39
Total skilled nursing revenue	$420.23	$399.71	$421.69	$391.80	$402.80	$346.21	$418.26	$396.61
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the periods presented:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	20.8%	20.4%	27.8%	28.7%	18.8%	13.2%	21.6%	21.5%
Managed care	20.0	20.1	16.5	14.9	12.7	10.5	18.3	18.8
Other skilled	9.7	9.0	6.6	5.3	7.8	5.9	9.0	8.2
Skilled mix	50.5%	49.5%	50.9%	48.9%	39.3%	29.6%	48.9%	48.5%
Private and other payors	7.3	7.4	6.4	7.1	11.4	13.7	7.7	7.6
Medicaid	42.2	43.1	42.7	44.0	49.3	56.7	43.4	43.9
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.0%	10.9%	13.5%	13.7%	10.6%	7.3%	11.3%	11.2%
Managed care	14.5	14.5	11.3	10.2	9.1	7.9	13.2	13.4
Other skilled	6.2	5.6	4.6	3.6	4.7	3.3	5.8	5.1
Skilled mix	31.7%	31.0%	29.4%	27.5%	24.4%	18.5%	30.3%	29.7%
Private and other payors	10.1	10.7	8.7	9.8	13.7	16.1	10.3	10.8
Medicaid	58.2	58.3	61.9	62.7	61.9	65.4	59.4	59.5
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.4%	20.9%	28.4%	29.2%	17.0%	13.8%	22.0%	22.1%
Managed care	20.5	19.9	16.4	14.7	12.4	10.3	18.8	18.7
Other skilled	9.4	8.7	6.1	5.0	7.1	5.6	8.6	8.0
Skilled mix	51.3%	49.5%	50.9%	48.9%	36.5%	29.7%	49.4%	48.8%
Private and other payors	6.9	7.3	6.7	7.6	12.0	13.1	7.5	7.5
Medicaid	41.8	43.2	42.4	43.5	51.5	57.2	43.1	43.7
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.4%	11.2%	14.0%	14.0%	9.7%	7.7%	11.6%	11.6%
Managed care	14.9	14.4	11.4	10.2	9.2	7.7	13.6	13.5
Other skilled	6.1	5.6	4.3	3.6	4.1	2.8	5.6	5.1
Skilled mix	32.4%	31.2%	29.7%	27.8%	23.0%	18.2%	30.8%	30.2%
Private and other payors	9.9	10.4	9.0	10.4	14.1	15.8	10.2	10.6
Medicaid	57.7	58.4	61.3	61.8	62.9	66.0	59.0	59.2
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following tables set forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended September 30,
	2025		2024
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$515,157	39.9%	$425,642	39.6%
Medicare	303,281	23.5	263,594	24.5
Medicaid — skilled	78,450	6.1	65,907	6.1
Total Medicaid and Medicare	$896,888	69.5%	$755,143	70.2%
Managed care	237,978	18.5	202,528	18.8
Private and other(2)	154,913	12.0	118,421	11.0
SERVICE REVENUE	$1,289,779	100.0%	$1,076,092	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other includes revenue for skilled services (private, Veteran Affairs and hospice payors), senior living and ancillary operations.

	Nine Months Ended September 30,
	2025		2024
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$1,454,845	39.6%	$1,227,565	39.5%
Medicare	882,149	24.0	788,046	25.3
Medicaid — skilled	223,208	6.0	192,185	6.2
Total Medicaid and Medicare	$2,560,202	69.6%	$2,207,796	71.0%
Managed care	694,690	18.9	581,654	18.7
Private and other(2)	423,341	11.5	321,701	10.3
SERVICE REVENUE	$3,678,233	100.0%	$3,111,151	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other includes revenue for skilled services (private, Veteran Affairs and hospice payors), senior living and ancillary operations.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Statements of Income Data:
Segment income(1)	$153,126	$128,489	$447,061	$377,483
Depreciation and amortization	14,155	11,541	41,118	32,988
EBITDA	$167,281	$140,030	$488,179	$410,471
Adjustments to EBITDA:
Stock-based compensation expense	8,327	5,783	22,774	16,690
Gain on business interruption recoveries	(2,733)	—	(3,733)	—
Litigation(2)	—	—	—	2,100
ADJUSTED EBITDA	$172,875	$145,813	$507,220	$429,261

(1)    Segment income reflects profit from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
(2)     Litigation relates to specific proceedings arising outside of the ordinary course of business.
Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Rental revenue generated from third-party tenants	$4,976	$4,195	$14,185	$12,588
Rental revenue generated from Ensign's independent subsidiaries	27,634	20,234	78,294	57,396
TOTAL RENTAL REVENUE	$32,610	$24,429	$92,479	$69,984
Segment income(1)	9,622	7,274	27,331	21,892
Depreciation and amortization	9,709	7,484	27,450	21,479
FFO(2)	$19,331	$14,758	$54,781	$43,371
(1) Segment income reflects profit from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment of long-lived assets. Included in Standard Bearer expenses for the three and nine months ended September 30, 2025 is management fee of $2.0 million and $5.5 million, respectively, and interest of $9.1 million and $25.2 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the three and nine months ended September 30, 2024 is management fee of $1.5 million and $4.2 million, respectively, and interest of $5.5 million and $14.8 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(2) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses from sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization and (d) interest expense. Adjusted EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to system implementations, (h) litigation arising outside of the ordinary course of business, (i) gain on business interruption recoveries and loss on long-lived assets, and (j) gain on other investments. Adjusted EBITDAR consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) rent-cost of services, (f) stock-based compensation expense, (g) acquisition related costs, (h) costs incurred related to system implementations, (i) litigation arising outside of the ordinary course of business, (j) gain on business interruption recoveries and loss on long-lived assets, and (k) gain on other investments. Adjusted EBT consists of net income before (a) provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to system implementations, (e) litigation arising outside of the ordinary course of business, (f) gain on business interruption recoveries and loss on long-lived assets, (g) gain on other investments, and (h) amortization of patient base intangible assets. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets. The Company believes that the presentation of adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBT and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted EBT and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.